Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com

T 410.580.3000
F 410.580.3001

October 19, 2012

W. P. Carey Inc.

50 Rockefeller Plaza

New York, New York 10020

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We serve as counsel to W. P. Carey Inc., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the automatic shelf registration statement on Form S-3 (File No. 333-174852) prepared and filed by the Company’s predecessor, W.P. Carey & Co. LLC, with the Securities and Exchange Commission (the “Commission”) on June 10, 2011 under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Post-Effective Amendment No. 1 prepared and filed by the Company with the Commission (as so amended, and excluding the documents incorporated by reference therein, the “Registration Statement”), including the prospectus which forms a part of the Registration Statement (the “Prospectus”), for registration by the Company of an unlimited amount of Securities (as defined below).

As used herein, the term “Securities” means (i) senior, senior subordinated or subordinated debt securities consisting of debentures, notes and/or other evidences of indebtedness (“Debt Securities”), (ii) shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), (iii) shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”), (iv) warrants to purchase Common Stock (the “Common Stock Warrants”), Preferred Stock (the “Preferred Stock Warrants”) or Debt Securities (the “Debt Warrants”), or any combination of the foregoing (as herein defined) (the Common Stock Warrants, Preferred Stock Warrants, Debt Warrants and/or any combination of the foregoing, collectively, “Warrants”), (v) units comprised of one or more of shares of Common Stock or Preferred Stock, Debt Securities and/or Warrants (collectively, “Units”), and (vi) securities purchase contracts covering the purchase of Debt Securities, Common Stock, Preferred Stock and/or warrants, including purchase contracts issued as part of a contract (collectively, “Purchase Contracts”), as designated by the Company at the time of their offering. The Registration Statement provides that the Securities may be offered separately or together, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)    The Registration Statement;

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(b)    The charter of the Company, as in effect on the date hereof, represented by the Articles of Amendment and Restatement filed of record with the Maryland State Department of Assessments and Taxation (the “SDAT”) on June 21, 2012 and the Articles of Merger filed of record with the SDAT on September 27, 2012 and effective as of September 28, 2012 (each in the form attached to the Officer’s Certificate (as defined below)) (the “Charter”);

(c)    The Amended and Restated Bylaws of the Company, dated as of June 21, 2012 and as in effect on the date hereof (in the form attached to the Officer’s Certificate) (the “Bylaws”);

(d)    Resolutions adopted by the Company’s Board of Directors relating to the authorization of the filing of the Registration Statement and to the issuance of the Securities (in the form attached to the Officer’s Certificate);

(e)    A good standing certificate for the Company, dated as of a recent date, issued by the SDAT; and

(f)    A certificate executed by an officer of the Company (the “Officer’s Certificate”), dated as of the date hereof, as to certain factual matters.

In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following: (a) each of the parties to the Documents (other than the Company) has duly and validly authorized, executed and delivered each of the Documents to which such party (other than the Company) is a signatory and each instrument, agreement and other document executed in connection with the Documents to which such party (other than the Company) is a signatory and each such party’s (other than the Company’s) obligations set forth in such Documents and each other instrument, agreement and other document executed in connection with such Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any Document and any other instrument, agreement and other document executed in connection with the Documents on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any Document and any other instrument, agreement and other document executed in connection with the Documents is legally competent to do so; (d) there are no oral or written modifications of or amendments or supplements to the Documents (other than such modifications or amendments identified above and attached to the Officer’s Certificate) and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all Documents submitted to us as originals are authentic, all Documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original Documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete. As to all factual matters relevant to the opinion set forth below, we have relied solely upon the Officer’s Certificate, which we assume to be accurate and complete.

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We further assume that:

(a)    The issuance, sale, amount and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors) of the Company (each, a “Board Action”) in accordance with the Company’s Charter, Bylaws and applicable law, in each case, so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

(b)    The Company will not issue any Securities in excess of the number or amount authorized by the applicable Board Action.

(c)    Any Debt Securities (including Debt Securities that are the subject of Debt Warrants, Units or Purchase Contracts) will be issued under a valid and legally binding indenture (an “Indenture”), as it may be supplemented by a valid and legally binding supplemental indenture (each a “Supplemental Indenture”), in each case, duly authorized, executed and delivered by the Company (and each other party thereto), and, if required by the Indenture, accompanied by an officer’s certificate, that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

(d)    To the extent that the obligations of the Company under any Indenture or Supplemental Indenture may be dependent upon such matters, each financial institution to be identified in such Indenture or Supplemental Indenture as trustee or in any other specified capacity (the “Financial Institution”) will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; each such Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed, and delivered by such Financial Institution party thereto and will constitute the legally, valid and binding obligation of such Financial Institution party thereto enforceable against such Financial Institution in accordance with its terms; each such Financial Institution will be in compliance, generally, with respect to acting under such agreement, with applicable laws and regulations; and each such Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.

(e)    Appropriate debentures, notes and/or other evidences of indebtedness evidencing the Debt Securities (including Debt Securities that are the subject of Debt Warrants,

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Units or Purchase Contracts) will be executed and authenticated in accordance with the Indenture, as it may be supplemented by a Supplemental Indenture, and, if required by the Indenture, accompanied by an officer’s certificate, will be delivered upon the issuance and sale of the Debt Securities and will comply with the Indenture, any Supplemental Indenture and any accompanying officer’s certificate, the Company’s Charter and Bylaws and applicable law.

(f)    Prior to the issuance of any shares of Preferred Stock (including Preferred Stock that is the subject of Preferred Stock Warrants, any convertible Debt Securities, Units or Purchase Contracts), or Common Stock (including Common Stock that is the subject of Common Stock Warrants, any convertible Debt Securities, convertible Preferred Stock, Units or Purchase Contracts) there will exist, under the Company’s Charter, the requisite number of authorized but unissued shares of Preferred Stock (and securities of any class into which any of the Preferred Stock may be convertible), or Common Stock, as the case may be, and that all actions necessary to the creation of any such Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), whether by articles of amendment or by classification or reclassification of existing capital stock and the filing of articles supplementary, will have been taken.

(g)    For shares of Preferred Stock or Common Stock represented by stock certificates (“Stock Certificates”), appropriate Stock Certificates representing shares of Preferred Stock or Common Stock will be executed and delivered upon issuance and sale of any such shares of Preferred Stock or Common Stock, as the case may be, and will comply with the Company’s Charter and Bylaws and applicable law. For shares of Preferred Stock or Common Stock not represented by Stock Certificates, the applicable Board Action shall have been taken and, upon request of a stockholder of the Company, appropriate written statements (“Written Statements”) will be prepared and delivered to such stockholder upon issuance and sale of any such shares of Preferred Stock or Common Stock, as the case may be, and will comply with the Company’s Charter and Bylaws and applicable law.

(h)    Any Warrants will be issued under a valid and legally binding warrant agreement (a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Company’s Charter and Bylaws and applicable law.

(i)    To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such Warrant Agreement as warrant agent (the “Warrant Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant

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Agreement will have been duly authorized, executed and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; the Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement, with applicable laws and regulations; and the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

(j)    For any convertible Preferred Stock, Common Stock Warrants, Preferred Stock Warrants or convertible Debt Securities (including any convertible Preferred Stock, Common Stock Warrants, Preferred Stock Warrants or convertible Debt Securities that are the subject of Units or Purchase Contracts), the shares of Preferred Stock or Common Stock, as the case may be, issuable upon exercise, conversion or exchange of such convertible Preferred Stock, Common Stock Warrants, Preferred Stock Warrants or convertible Debt Securities (including shares of Common Stock or Preferred Stock, as the case may be, that are the subject of any convertible Preferred Stock, Common Stock Warrants, Preferred Stock Warrants or convertible Debt Securities that are the subject of Units or Purchase Contracts) will be duly reserved for issuance by a Board Action and, in the case of Common Stock Warrants or Preferred Stock Warrants (including Common Stock Warrants or Preferred Stock Warrants that are the subject of Units or Purchase Contracts), that the exercise price of such Warrants consists of legal consideration at or in excess of the par value of such shares of Preferred Stock or Common Stock issuable upon exercise, conversion or exchange thereof.

(k)    Any Units will be issued under a valid and legally binding unit agreement (a “Unit Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Company’s Charter and Bylaws and applicable law.

(l)    To the extent that the obligations of the Company under any Unit Agreement may be dependent upon such matters, the financial institution to be identified in such Unit Agreement as agent (the “Unit Agent”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the Unit Agent will be duly qualified to engage in the activities contemplated by such Unit Agreement; such Unit Agreement will have been duly authorized, executed and delivered by the Unit Agent and will constitute the legally valid and binding obligation of the Unit Agent enforceable against the Unit Agent in accordance with its terms; the Unit Agent will be in compliance, generally, with respect to acting as Unit Agent under such Unit Agreement, with applicable laws and regulations; and the Unit Agent will have the requisite organizational and legal power and authority to perform its obligations under such Unit Agreement.

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(m)    Any Purchase Contracts will be duly authorized, executed and delivered by the Company and a third party in accordance with the provisions of the Purchase Contracts, and the Securities issued in connection with the Purchase Contracts will be duly authorized, executed and delivered by the Company in accordance with the provisions of the Purchase Contracts.

(n)    The underwriting or other agreements for offerings of the Securities (each, an “Underwriting Agreement,” and collectively, the “Underwriting Agreements”) will be valid and legally binding contracts that conform to the respective descriptions thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

(o)    The Registration Statement has become effective and will remain effective under the Securities Act.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1)    Upon issuance and delivery of certificates for such Debt Securities against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Debt Securities and the applicable Indenture, Supplemental Indenture, together with an officer’s certificate, if any, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for such Debt Securities pursuant to the conversion of one or more series of Securities convertible into or exercisable for Debt Securities, the Debt Securities represented by such certificates will be duly authorized and, when duly authenticated in accordance with the terms of the applicable Indenture and any Supplemental Indenture, together with an officer’s certificate, if any, will be valid and legally binding obligations of the Company.

(2)    Upon an issuance of Stock Certificates or Written Statements, if any, as the case may be, representing shares of Common Stock, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Charter, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Stock Certificates or Written Statements, if any, for shares of Common Stock pursuant to the exercise of one or more Common Stock Warrants or the conversion of one or more series of Debt Securities or Preferred Stock convertible into Common Stock, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

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(3)    Upon an issuance of Stock Certificates or Written Statements, if any, as the case may be, representing shares of Preferred Stock, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Charter, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of Stock Certificates or Written Statements, if any, for shares of Preferred Stock pursuant to the exercise of one or more Preferred Stock Warrants or the conversion of one or more series of Debt Securities, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

(4)    Upon execution, issuance, and delivery of the Warrants against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Charter, Bylaws and applicable law, the Warrant Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, the Warrants will be duly authorized and constitute valid and legally binding obligations of the Company.

(5)    Upon execution, issuance, and delivery of the Units against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Charter, Bylaws and applicable law, the Unit Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, the Units will be duly authorized and constitute valid and legally binding obligations of the Company.

(6)    Upon execution, issuance, and delivery of the Purchase Contracts against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Charter, Bylaws and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, such Purchase Contracts will be duly authorized and constitute valid and legally binding obligations of the Company.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a)    The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

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(b)    We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland and the laws of the State of New York. This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland and the State of New York, each as currently in effect. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

(c)    We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.

(d)    We have assumed that the Securities will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VI of the Charter.

(e)    The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(f)    This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)